UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 29, 2022

Hallmark Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 2, 2022, Hallmark Financial Services, Inc. (the “Company”) received notice from Nasdaq that, based on the closing bid price of the Company’s common stock for the last 30 consecutive days, the Company was not in compliance with Nasdaq’s continued listing standard requiring maintenance of a minimum bid price of $1.00 per share. The notice advised that Nasdaq’s rules provide a period of 180 calendar days to regain compliance with the minimum bid price continued listing standard. As a result, if the Company’s closing bid price is at least $1.00 per share for a minimum of ten consecutive days prior to March 31, 2023, the Company will regain compliance and the matter will be closed. If the Company is unable to regain compliance within this compliance period, the Company may be eligible for additional time if certain requirements are satisfied.

The notice from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company presently expects to regain compliance with Nasdaq’s minimum bid price continued listing standards within the tolled compliance period. However, there can be no assurance that the Company will be able to regain compliance within the tolled compliance period or any extension period granted by Nasdaq. If the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on the Nasdaq Global Market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2022, Hallmark Financial Services, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) which will become effective as of 12:01 a.m. on January 1, 2023. Upon effectiveness, the Certificate of Change will effect a one-for-ten reverse split of all issued and unissued shares of the Company’s common stock and adjust the post-split par value of the common stock to $1.00 per share. As a result, the Company’s total authorized capital stock will consist of 3,333,333 shares of common stock, $1.00 par value per share, upon effectiveness of the Certificate of Change. No fractional shares will be issued in connection with the reverse stock split and all fractions of a share will be rounded up to the next whole share. The reverse stock split will not otherwise alter any of the voting powers, designations, preferences, limitations, restrictions, or relative rights of the capital stock of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Change filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

3.1	Certificate of Change Pursuant to NRS 78.209 of Hallmark Financial Services, Inc. filed November 29, 2022, to become effective January 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: December 5, 2022	By:	/s/ MARK E. SCHWARZ
Mark E. Schwarz, Chief Executive Officer